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                                                                      EXHIBIT 21

                                  SUBSIDIARIES

Certain subsidiaries are omitted from this exhibit because, when considered individually or in the aggregate, they would not constitute a significant subsidiary.

Indented names represent subsidiaries of the company under the name of which they are indented.


                                                                                                                      Percent
                                                                               Jurisdiction in                      Ownership
                                                                            which Incorporated                   By Immediate
       Name of Company                                                            or Organized                         Parent
       ---------------                                                      ------------------                   ------------

       Playboy Enterprises, Inc. (parent)                                             Delaware
         PEI Holdings, Inc.                                                           Delaware                           100%
           Spice Entertainment, Inc.                                                  Delaware                           100%
              CPV Productions, Inc.                                                   Delaware                           100%
              Cyberspice, Inc.                                                        Delaware                           100%
              MH Pictures, Inc.                                                     California                           100%
              Planet Spice, Inc.                                                      Delaware                           100%
              SEI 4 ApS                                                                Denmark                           100%
              Spice Direct, Inc.                                                      Delaware                           100%
              Spice International, Inc.                                               Delaware                           100%
              Spice Networks, Inc.                                                    New York                           100%
              Spice Productions, Inc.                                                   Nevada                           100%
           Playboy Enterprises International, Inc.                                    Delaware                           100%
              Alta Loma Entertainment, Inc.                                           Delaware                           100%
              Itasca Holdings, Inc.                                                   Illinois                           100%
              Lake Shore Press, Inc.                                                  Delaware                           100%
              Lifestyle Brands, Ltd.                                                  Delaware                           100%
              Planet Playboy, Inc.                                                    Delaware                           100%
                Playboy Canada, Inc.                                                    Canada                           100%
                Planet Playboy Brazil Licenciamento De Nomes De Dominio LTDA            Brazil                           100%
              Playboy Australia Pty. Ltd.                                            Australia                           100%
              Playboy Clubs International, Inc.                                       Delaware                           100%
                Playboy Preferred, Inc.                                               Illinois                           100%
              Playboy.com, Inc.                                                       Delaware                           100%
                Playboy Casino Australia Pty. Ltd.                                   Australia                           100%
                Playboy.com Germany, Inc.                                             Delaware                           100%
                Playboy.com Internet Gaming, Inc.                                     Delaware                           100%
                  Playboy.com Racing, Inc.                                            Delaware                           100%
                  Playboy.com Internet Gaming (Gibraltar) Limited                    Gibraltar                           100%
                Playboy.com KGLP, Inc.                                                Delaware                           100%
                SpiceTV.com, Inc.                                                     Delaware                           100%
              Playboy Entertainment Group, Inc.                                       Delaware                           100%
                Adultvision Communications, Inc.                                      Delaware                           100%
                After Dark Video, Inc.                                                Delaware                           100%
                Alta Loma Distribution, Inc.                                          Delaware                           100%
                AL Entertainment, Inc.                                              California                           100%
                Andrita Studios, Inc.                                               California                           100%
                Impulse Productions, Inc.                                             Delaware                           100%
                Indigo Entertainment, Inc.                                            Illinois                           100%
                Mystique Films, Inc.                                                California                           100%
                Playboy TV International, LLC                                         Delaware                            (1)
                  Candlelight Management LLC                                          Delaware                           100%
                    1945/1947 Cedar River C.V.                                     Netherlands                           100%
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                      PTVI Limited                                              Cayman Islands                           100%
                  Chelsea Court Holdings, LLC                                         Delaware                           100%
                  Claridge Organization LLC                                           Delaware                           100%
                    Stichting 1945/1947 La Laguna                                  Netherlands                           100%
                  Playboy TV - GmbH Germany                                            Germany                           100%
                  Playboy TV International B.V.                                    Netherlands                           100%
                  Playboy TV UK Limited                                         United Kingdom                           100%
                    Playboy TV/UK Benelux Ltd.                                  United Kingdom                           100%
                  STV International B.V.                                           Netherlands                           100%
                Precious Films, Inc.                                                California                           100%
                SEI Inc. ApS                                                           Denmark                           100%
                Women Productions, Inc.                                             California                           100%
              Playboy Gaming International, Ltd.                                      Delaware                           100%
                Playboy Cruise Gaming, Inc.                                           Delaware                           100%
                Playboy Gaming UK, Ltd.                                               Delaware                           100%
              Playboy Gaming Nevada, Inc.                                               Nevada                           100%
              Playboy Japan, Inc.                                                     Delaware                           100%
              Playboy Models, Inc.                                                    Illinois                           100%
              Playboy Products & Services International, B.V.                      Netherlands                           100%
              Playboy Properties, Inc.                                                Delaware                           100%
              Playboy Shows, Inc.                                                     Delaware                           100%
              Special Editions, Ltd.                                                  Delaware                           100%
              Spice Hot Entertainment, Inc.                                           Delaware                           100%
                SEI 1 ApS                                                              Denmark                           100%
              Spice Platinum Entertainment, Inc.                                      Delaware                           100%
              Telecom International, Inc.                                              Florida                           100%

     (1) Playboy TV International, LLC is 99% owned by Playboy Entertainment Group, Inc. and 1% owned by Adultvision Communications, Inc.